JOURNAL COMMUNICATIONS, INC.
333 WEST STATE STREET
MILWAUKEE, WI 53203

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

M68076-P47100 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOURNAL COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

	For	Against	Abstain
1. Approve the spin-off of the Journal newspaper business to Journal Communications, Inc.'s shareholders and the subsequent merger of the spun-off entity with a wholly owned subsidiary of Journal Media Group, Inc.	☐	☐	☐
2. Approve the merger of Journal Communications, Inc. into a wholly owned subsidiary of The E. W. Scripps Company, following the spin-off of each entity's newspaper business	☐	☐	☐
3. A non-binding, advisory proposal to approve the compensation of Journal Communications, Inc.'s named executive officers that may be paid or become payable in connection with the transactions	☐	☐	☐
4. Adjourn or postpone the special meeting to solicit additional proxies, if there are not sufficient votes to approve Proposals 1 or 2 at the special meeting	☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

For address changes/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JOURNAL COMMUNICATIONS, INC.
Special Meeting of Shareholders
February 12, 2015, 9:00 A.M. Central Time
333 West State Street
Second Floor
Milwaukee, Wisconsin 53203

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

M68077-P47100

This proxy is solicited on behalf of the Board of Directors of
Journal Communications, Inc.

The undersigned appoints Steven J. Smith and Andre J. Fernandez, and each of them, and each with full power of substitution, as Proxies to vote all of the shares of class A common stock and/or class B common stock of Journal Communications, Inc. held of record by the undersigned as of the close of business on January 6, 2015 at the Special Meeting of Shareholders, to be held on February 12, 2015, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the joint proxy statement/prospectus relating to the matters to be voted on at the Special Meeting of Shareholders. The undersigned hereby revokes any other Proxy executed previously for the Special Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on the reverse side of this Proxy. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4 listed on the reverse side of this Proxy. Therefore, to direct a vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4, you need not mark any box. Simply sign, date and return this Proxy.

If this Proxy is not returned, or if you do not vote via the telephone or the Internet, then the shares of Journal Communications, Inc. common stock owned will not be voted.

Please be sure to sign on the reverse side of this Proxy exactly as your name appears next to the signature line. Shares of class A common stock are entitled to one vote per share and shares of class B common stock are entitled to ten votes per share on each matter submitted to shareholders at the Special Meeting.

Address changes/comments: ______________________________________

____

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side